Exhibit 99.2


                      NEWCASTLE INVESTMENT HOLDINGS CORP.
                 PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

1. This Plan of Complete Liquidation and Dissolution (the "Plan") of Newcastle Investment Holdings Corp., a Maryland corporation (the "Company"), has been approved by the Company's Board of Directors (the "Board") as being advisable and in the best interests of the Company and its stockholders. The Board of Directors has directed that the Plan be submitted to the stockholders of the Company for approval. The Plan shall become effective upon approval of the Plan by the holders of at least a majority of the outstanding shares of the Company's common stock, $0.01 par value (the "Common Stock"). The date of the stockholders' approval is hereinafter referred to as the "Effective Date."

2. On or after the Effective Date, the Company shall be voluntarily liquidated and dissolved (a) pursuant to a merger with and into a limited liability company or a limited partnership in substantially the manner described in the Proxy Statement for the Company's 2002 Annual Meeting (the "Merger") or (b) otherwise, in either case as determined by the Board of Directors. Pursuant to the Plan, the Board shall cause the Company to sell, distribute, convey, transfer and deliver or otherwise dispose of any and all of the assets of the Company in one or more transactions, without further approval of the stockholders, including a possible in-kind distribution to the Company's stockholders of the Company's shares of common stock of Newcastle Investment Corp. or any of the other assets that it may now or hereafter hold (which may be effectuated by way of the Merger and/or a transfer of assets to one or more limited liability companies or limited partnerships or other entities). The Company shall not engage directly in any business activities, except to the extent necessary for preserving the values of the Company's assets, winding up its business and affairs, discharging and paying all Company liabilities and distributing the Company's assets to its stockholders, whether by merger or otherwise, in accordance with the Plan and the Company's charter. The Company shall not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation.

3. The appropriate officers of the Company shall take such actions as may be necessary or appropriate to marshal the assets of the Company and convert the same, in whole or in part, into cash or such other form as may be conveniently distributed to the stockholders.

4. After provision for all debts and other reserves as may be deemed necessary or appropriate by the Board, the appropriate officers of the Company shall distribute all of the assets of the Company to the stockholders, by means of one or more distributions (one or more of which distributions may be in the form of beneficial interests in a trust or equity interests in a limited liability company, limited partnership, or other entity holding Company assets, and which might include interests in such an entity that succeeds to the Company's interest in its assets by way of a merger). Subject to the terms of the Company's charter and bylaws, and in connection therewith, such officers shall execute all checks, instruments, notices and any and all other documents necessary to effectuate such distribution. The final distribution shall be made prior to the second anniversary of the Effective Date. One or more limited liability companies or limited partnerships that are successors to the Company, ownership interests in which will be owned by persons who are stockholders of the Company prior to its merger out of existence or dissolution under state law, may continue to own certain of the Company's assets after such time.

5. Subject to Section 7 below and the Company's charter and bylaws, the distributions contemplated by Section 4 above shall be in complete liquidation of the Company and in cancellation of all shares of Common Stock issued and outstanding, and all certificates representing such issued and outstanding shares of Common Stock shall thereupon be canceled. The Board shall make such provisions as it deems appropriate regarding the cancellations, in connection with the making of distributions hereunder, of certificates representing the shares of Common Stock (or certificates representing interests in the Liquidating Trust as provided in Section 7 hereof) outstanding.

6. The Board is hereby authorized, in its discretion, to choose to maintain or terminate the Company's qualification as a real estate investment trust ("REIT") during the period of the winding up of its affairs as contemplated herein.

7. In the event that it should not be feasible, in the opinion of the Board, for the Company to pay, or adequately provide for, all debts and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the liquidation of the Company) at the time the final liquidating distribution is made pursuant to Section 4 hereof, or the Board shall determine that it is not advisable to distribute at such time any of the property then held by or for the account of the Company because such property is not reasonably susceptible of distribution to stockholders or otherwise, the Company shall transfer and assign, at such time as is determined by the Board, to a liquidating trust as designated by the Board (the "Liquidating Trust") sufficient cash and property to pay, or adequately provide for, all such debts and liabilities and such other property as it shall have determined is appropriate. Upon such transfer and assignment, certificates for shares of Common Stock will be deemed to represent certificates for identical interests in the Liquidating Trust. The Liquidating Trust shall be constituted pursuant to a Liquidating Trust Agreement in such form as the Board may approve. It is intended that any transfer and assignment to the Liquidating Trust pursuant hereto and the distribution to the stockholders of the beneficial interest therein shall constitute a part of the final liquidating distribution by the Company to the stockholders. Adoption of the Plan will constitute the approval by the stockholders of the Liquidating Trust Agreement and the appointment of trustees.

8. Upon assignment and conveyance of the assets of the Company to the stockholders, in complete liquidation of the Company as contemplated by Sections 4 and 5 above, and the taking of all actions required under the law of the State of Maryland in connection with the liquidation and dissolution of the Company as a Maryland corporation, the appropriate officers of the Company shall execute and cause Articles of Dissolution to be filed with the Maryland State Department of Assessments and Taxation (the "SDAT") in accordance with Sections 3-406 and 3-407 of the MGCL, and elsewhere as may be required or deemed appropriate, such documents as may be required to dissolve the Company. However, if the Board of Directors determines to proceed with the Plan by means of the Merger and files or causes to be filed articles and/or certificates of merger as required, no filing of Articles of Dissolutions will be required.

9. No less than 20 days prior to the filing the Articles of Dissolution with the SDAT as set forth above, the Company shall mail notice that the dissolution of the Company has been approved to all of its known creditors and to its employees, pursuant to Section 3-404 of the MGCL.

10. The Board, or the trustees of the Liquidating Trust, and such officers of the Company as the Board may direct, are hereby authorized to interpret the provisions of the Plan and are hereby authorized and directed to take such further actions, to execute such agreements, conveyances, assignments, transfers, certificates and other documents, as may in their judgment be necessary or desirable in order to wind up expeditiously the affairs of the Company and complete the liquidation thereof and/or merge the Company with and into a limited liability company or a limited partnership, including, without limitation, (i) the execution of any contracts, deeds, assignments or other instruments necessary or appropriate to sell or otherwise dispose of, any and all property of the Company, whether real or personal, tangible or intangible, (ii) the appointment of other persons to carry out any aspect of this Plan, (iii) the temporary investment of funds in such medium as the Board may deem appropriate, and (iv) the modification of this plan as may be necessary to implement this plan. The death, resignation or other disability of any Director or officer of the Company shall not impair the authority of the surviving or remaining Directors or officers of the Company (or any persons appointed as substitutes therefor) to exercise any of the powers provided for in this Plan. Upon such death, resignation or other disability, the surviving or remaining Directors shall have the authority to fill the vacancy or vacancies so created, but the failure to fill such vacancy or vacancies shall not impair the authority of the surviving or remaining Directors or officers to exercise any of the powers provided for in this Plan.

11. The Company may pay to the Company's officers, directors, employees and agents or trustees, or any of them, or the Company's external manager, compensation for services rendered in connection with the implementation of this Plan. Approval of this Plan by the stockholders of the Company shall constitute the approval of the stockholders of the payment of any such compensation referred to in this Section 11.

12. Notwithstanding approval of the Plan by the stockholders of the Company, the Board may modify or amend the Plan without further action by the stockholders of the Company to the extent permitted under then current law.

13. This Plan, and the transactions contemplated hereby, together are intended to constitute a plan of complete liquidation of the Company, within the meaning of Sections 331 and 562(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be interpreted consistent with such treatment.

14. Within thirty (30) days after the date of approval of this Plan, the Company shall file a return on Form 966 with the Director of Internal Revenue, as required by Section 6043(a) of the Code, for and on behalf of the Company.